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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2005

TRIANGLE PETROLEUM CORPORATION,
formerly, Peloton Resources Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-113118	98-0430762
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

Sun Life Plaza
Suite 1600, 144-4th Avenue SW
Calgary, Alberta
Canada R2P 3N4
(Address of principal executive offices and Zip Code)

(403) 269-3537
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE CONTRACT

On May 12, 2005, Sergei Stetsenko, the then president and a member of the board of directors returned 34,300,000 shares of common stock to Triangle Petroleum Corporation, formerly, Peloton Resources Inc., ("Triangle"), the registrant. The shares were returned as a result of a preliminary report issued in connection with the Triangle's mining property. The preliminary report reflected that there was no mineralized material located on Triangle's property. On May 16, 2005, as a result of the preliminary findings, Triangle decided to change its operational direction from mining exploration to oil and gas exploration, development and production and retained the services of Mark Gustafson as its president. Mr. Gustafson also purchased 4,000,000 restricted shares of common stock in consideration of $40,000.

ITEM 5.01 CHANGES IN CONTROL

On May 12, 2005, Sergei Stetsenko, the then president and a member of the board of directors returned 34,300,000 shares of common stock to Triangle. The shares were returned as a result of a preliminary report issued in connection with Triangle's mining property. The preliminary report reflected that there was no mineralized material located on Triangle's property. On May 16, 2005, as a result of the preliminary findings, Triangle decided to change its operational direction from mining exploration to oil and gas exploration, development and production and retained the services of Mark Gustafson as its president. Mr. Gustafson also purchased 4,000,000 in consideration of $40,000.

The following sets forth the security ownership of beneficial owners of five percent (5%) or more of Triangle's common stock after Mr. Stetsenko returned 34,300,000 shares of common stock to the company and 4,000,000 shares of common stock were issued to Mark Gustafson. Currently, there are 15,982,530 shares of common stock outstanding. 4,700,000 shares are restricted securities as defined in Rule 144 of the Securities Act of 1933 and 11,282,530 shares of common stock are free trading.

	Name and Address of	Amount and Nature
Title of Class	Beneficial Owner	of Ownership	Percent of Class

Common Stock	Mark Gustafson	4,000,000	25.03%
	10691 Rosecroft Crescent	Direct
	Richmond, British Columbia
	Canada V7A 2H9

Common Stock	Arcade Investments	980,000	6.13%
	Loyalist Plaza Don Markay Blvd.	Direct
	Marsh Harbour Abaco
	Bahamas
Common Stock	Capital Investments and	910,000	5.69%
	Business SA
	53rd Street Swiss Tower Bank
	Panama
	Republic of Panamade

ITEM 5.02(b) DEPARTURE OF CERTAIN OFFICERS AND DIRECTORS

Pursuant to the terms of the agreement referred to in Item 1.01 above, Sergei Stetsenko resigned as President of the Registrant on May 12, 2005.

ITEM 5.02(c) AND (d) APPOINTMENT OF NEW OFFICERS AND DIRECTORS

Effective May 16, 2005, Mark Gustafson was appointed president of the Registrant. Biographical information is as follows:

Torrent Energy Corporation
President, CEO & Director from September, 2004 to the present.
Oregon based coal bed methane company (OTC: BB company).

International Sales Information Systems Inc./Versatile Mobile Systems
Director from May/95 to June/2000 and CFO from Aug/99 to June/2000
Vancouver/London based sales force automation software provider (CDNX company)

Total Energy Services Ltd.
President & CEO, Director from Aug/97 to Mar/99
Calgary based oilfield rental and gas compression company (TSE company)

Q/media Software Corporation
CFO from July/93 to May/95
Vancouver based diskette duplicator & presentation software provider (CDNX/TSE company)

EnServ Corporation
Chief Financial Officer (Feb/89 to Jun/91) and Controller (Oct/87 to Jan/89)
VP/General Manager of Rentals Division (from Jul/91 to Jun/93)
VP/General Manager of Environmental Division (Oct/91 to Jun/93)
Calgary based drilling rig, service rig, gas compression equipment and equipment rentals company (TSE company)

Price Waterhouse
Auditor from Aug/81 to Sep/87
Calgary office of international chartered accounting firm

EDUCATION:
Chartered Accountant - 1983
Bachelor of Business Administration - 1977 to 1981 Wilfrid Laurier University

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of May, 2005.

TRIANGLE PETROLEUM CORPORATION formerly, Peloton Resources Inc.

BY:	/s/ Mark Gustafson
Mark Gustafson, President, Chief Executive Officer,
and a member of the Board of Directors